UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2.75% Contingent Convertible Senior Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

The Form 8-A filed on June 23, 2006 by Chesapeake Energy Corporation for it’s 2.75% Contingent Convertible Senior Notes due 2035 combined the 8-A with the listing application for the New York Stock Exchange. This amendment is being filed due to the fact that a combined 8-A and listing application cannot be used for convertible notes. A separate listing application for the notes has been sent to the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 2.75% Contingent Convertible Senior Notes due 2035 (the “Senior Notes”) of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Senior Notes set forth under the caption "Description of Senior Notes" in the Prospectus dated March 7, 2006 forming a part of the Registrant’s registration statement on Form S-3 (No.333-132261).

Item 2. Exhibits.

The following exhibits are filed pursuant to the Instruction to Item 2:

Exhibit No.	Description
1.

Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005. Amendment to Registrant’s Restated Certificate of Incorporation dated June 14, 2006. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K dated June 15, 2006.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005. Third Amendment to the Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K dated June 15, 2006.

3.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended. Incorporated herein by reference Exhibit 3.1.4 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 5.0% Cumulative Convertible Preferred Stock (Series 2003). Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 6, 2006.

4.

Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.5 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 4.125% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 6, 2006.

5.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 30, 2006.

9.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

10.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998.

11.	Amendment No. 2 to Rights Agreement dated March 3, 2006. Incorporated herein by reference to Exhibit 10 to Registrant’s Form 8-A filed June 28, 2006.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:

CHESAPEAKE ENERGY CORPORATION
/s/ Martha A. Burger
Martha A. Burger
Treasurer and Senior Vice President -
Human Resources

Date:	July 20, 2006

EXHIBIT INDEX
Exhibit No.	Document Description
1.

Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005. Amendment to Registrant’s Restated Certificate of Incorporation dated June 14, 2006. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K dated June 15, 2006.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005. Third Amendment to the Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K dated June 15, 2006.

3.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended. Incorporated herein by reference Exhibit 3.1.4 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 5.0% Cumulative Convertible Preferred Stock (Series 2003). Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 6, 2006.

4.

Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.5 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 4.125% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 6, 2006.

5.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 30, 2006.

9.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

10.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998.

11.	Amendment No. 2 to Rights Agreement dated March 3, 2006. Incorporated herein by reference to Exhibit 10 to Registrant’s Form 8-A filed June 28, 2006.